Exhibit 99.1

RUBICON TECHNOLOGY, INC. REPORTS FIRST QUARTER

2009 RESULTS

Franklin Park, Ill – April 29, 2009— Rubicon Technology, Inc. (NASDAQ:RBCN), a leading provider of sapphire substrates and products to the LED, RFIC, Semiconductor, and Optical industries, today reported financial results for its first quarter ended March 31, 2009.

The Company reported revenue of $2.3 million, a net loss of $3.9 million, and a $0.19 diluted loss per share for the first quarter. These financial results were within the Company’s previously disclosed guidance range. The quarter was heavily affected by the slowdown in consumer spending, particularly in consumer electronics, where much of Rubicon’s products are currently used.

Raja Parvez, President and CEO noted, “While it was a difficult quarter, we are beginning to see improvement in the LED market driven by an accelerated rate of adoption of LED backlighting for products using LCD display panels, such as notebook and netbook computers and now LCD TVs. Industry estimates are that the penetration rate of LED-backlit notebooks and netbooks may now reach as high as 70 to 80 percent by the end of this year compared to earlier estimates of only 30%. In addition, several large consumer electronics manufacturers are aggressively bringing to market large screen LED-backlit LCD TVs.”

Aggressive Cost Controls to Maintain Strong Cash Balances

For the quarter, capital expenditures were approximately $500 thousand and total cash used (excluding amounts used for the share repurchase program) was $2.9 million. At the end of the quarter, the Company had $52 million in cash and investments with no debt.

“We managed expenses aggressively in the quarter and are focused on maintaining a strong balance sheet,” said William Weissman, Rubicon’s Chief Financial Officer. “Taking advantage of Rubicon’s share price, we repurchased $2.6 million of our common stock in the quarter. Since the program was approved in November 2008, we have repurchased approximately 1.25 million shares at an average cost of $4.53 per share,” he added.

Second Quarter 2009 Outlook

Commenting on the 2009 outlook, Mr. Weissman continued, “While we are encouraged by the recent activity in the LED market, we believe it will take the rest of this quarter for customers to work down their inventories of sapphire. As a result, we expect second quarter results to be in line with the first quarter. We do expect orders to pick up in Q3, however, given that we still have limited visibility we are not able to provide specific guidance on the remainder of the year at this time.”

Conference Call Details

Rubicon will host a conference call at 8:30 a.m. Eastern time on April 27, 2009 to review the highlights of the first quarter 2009 results and the second quarter 2009 outlook. The conference call will be available to the public through a live audio web broadcast via the Internet. Log on to Rubicon’s website at http://www.rubicon-es2.com/index.html. An audio replay of the call will be available approximately two hours after the conclusion of the call. The audio replay will remain available until 11:59 p.m. May 6, 2009, and can be accessed by dialing (888)-286-8010 or (617) 801-6888 (international). Callers should reference conference ID 46689955. The webcast will be archived on the Company’s website.

About Rubicon Technology, Inc.

Rubicon Technology, Inc. is an advanced electronic materials provider that is engaged in developing, manufacturing and selling monocrystalline sapphire and other crystalline products for light-emitting diodes (LEDs), radio frequency integrated circuits (RFICs), blue laser diodes, optoelectronics and other optical applications. The Company applies its proprietary crystal growth technology to produce very high-quality sapphire in a form that allows for volume production of various sizes and orientations of substrates and windows. Rubicon is a vertically-integrated manufacturer with capabilities in crystal growth, high precision core drilling, wafer slicing, surface lapping, large-diameter polishing and wafer cleaning processes, which the Company employs to convert the bulk crystal into products with the quality and precision specified by its customers. The Company is actively developing larger diameter products to support next-generation LED, RFIC and optical window applications.

Further information is available at http://www.rubicon-es2.com.

Forward-Looking Statements

Certain of the statements in this release, particularly those preceded by, followed by or including the words “believes,” “expects,” “anticipates,” “intends,” “should,” “estimates,” or similar expressions, or those relating to or anticipating financial results for periods beyond the end of the first quarter of 2009, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended. For those statements, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by us. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the statements. These risks and uncertainties include managing the expansion of our manufacturing capacity, market acceptance of LED lighting, our ability to adapt to future changes in the LED industry, our successful development and market acceptance of RFIC and other new products, changes in the average selling prices of sapphire products, dependence on key customers, potential disruptions in our supply of electricity, changes in our product mix, our ability to protect our intellectual property rights, the competitive environment, the availability and cost of raw materials, the cost of compliance with environmental standards, the ability to make effective acquisitions and successfully integrate newly acquired businesses into existing operations and other risks and uncertainties described in the company’s most recent Form 10-K and other filings with the Securities and Exchange Commission. For these reasons, readers are cautioned not to place undue reliance on the company’s forward-looking statements. Any forward-looking statement that the company makes speaks only as of the date of such statement, and the company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

CONTACT:

William Weissman

Chief Financial Officer

847-457-3610

Rubicon Technology, Inc.

Condensed Balance Sheets

(in thousands)

	March 31, 2009 (unaudited)	December 31, 2008 (audited)
Assets
Cash and cash equivalents	$5,512	$7,629
Restricted cash	9	5
Short-term investments	33,844	37,328
Accounts receivable, net	1,546	2,542
Inventories, net	8,094	7,882
Other current assets	3,944	4,926

Total current assets	52,949	60,312
Property and equipment, net	38,566	39,337
Investments	12,709	12,696

Total assets	$104,224	$112,345

Liabilities and Stockholders’ Equity
Accounts payable	$1,206	$2,440
Accrued and other current liabilities	956	1,512

Total liabilities	2,162	3,952

Stockholders’ equity	102,062	108,393

Total liabilities and stockholders’ equity	$104,224	$112,345

Rubicon Technology, Inc.

Condensed Statements of Operations (unaudited)

(in thousands except share and per share amounts)

	Three months ended March 31,
	2009	2008
Revenue	$2,338	$10,508
Cost of goods sold	4,946	6,644

Gross profit (loss)	(2,608)	3,864

General and administrative expenses	1,135	1,884
Sales and marketing expenses	243	236
Research and development expenses	152	267

Total operating expenses	1,530	2,387

Income (loss) from operations	(4,138)	1,477

Other income (expense):
Interest income (expense) and other, net	270	858

Income (loss) before income taxes	(3,868)	2,335
Income tax expense	—	63

Net income (loss)	$(3,868)	$2,272

Net income (loss) per common share attributable to common stockholders:
Basic	$(0.19)	$0.11
Diluted	$(0.19)	$0.10

Weighted average common shares outstanding used in computing net income (loss) per share attributable to common stockholders:
Basic	20,280,160	20,551,642
Diluted	20,280,160	22,366,654

Rubicon Technology, Inc.

Condensed Statements of Cash Flows (unaudited)

(in thousands)

	Three months ended March 31,
	2009	2008
Cash flows from operating activities
Net income (loss)	$(3,868)	$2,272
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	1,296	945
Other	213	188
Changes in operating assets and liabilities
Accounts receivable, net	996	(928)
Inventories	(212)	45
Other current assets	982	(571)
Accounts payable	(1,234)	696
Accrued expenses and other current liabilities	(556)	(979)

Net cash provided by (used in) operating activities	(2,383)	1,668

Cash flows from investing activities
Purchases of property and equipment	(525)	(4,656)
Sale of investments (short and long-term)	3,369	2,828

Net cash provided by (used in) investing activities	2,844	(1,828)

Cash flows from financing activities
Payments on capital lease	—	(29)
Proceeds from exercise of options	3	61
Purchase of treasury stock	(2,577)
Other financing activities	(4)	(12)

Net cash provided by (used in) financing activities	(2,578)	20

Net decrease in cash and cash equivalents	(2,117)	(140)
Cash and cash equivalents, beginning of year	7,629	4,380

Cash and cash equivalents, end of year	$5,512	$4,240